Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of July 1, 2025, is adopted, executed and agreed to, for good and valuable consideration, by and among EQT Corporation, a Pennsylvania corporation (the “Company”), each of the other parties listed on the signature pages attached hereto (the “Initial Holders”), and the other Holders that may become party hereto from time to time (each, a “Party” and collectively, the “Parties”).

R E C I T A L S

WHEREAS, this Agreement is being entered into pursuant to the Purchase and Sale Agreement, dated as of April 22, 2025 (the “Purchase Agreement”), by and between the Seller and EQT Artemis Production LLC, a Delaware limited liability company (the “Buyer”), and the Company;

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, on the date hereof, as partial consideration for the sale of the equity interests of the Seller to the Buyer pursuant to the Purchase Agreement, the Company has issued to the Seller an aggregate 25,229,166 shares (the “Shares”) of the Company’s common stock, no par value (“Common Stock”), pursuant to the terms of the Purchase Agreement, and the Seller subsequently distributed or otherwise transferred the Shares to the Initial Holders; and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide the Initial Holders certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”).

A G R E E M E N T S

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties hereto agree as follows:

Article 1
DEFINITIONS; INTERPRETATION

SECTION 1.1         Definitions. When used in this Agreement, the following terms shall have the meanings indicated below:

“Adoption Agreement” means an Adoption Agreement in substantially the form attached hereto as Exhibit A.

“Affiliate” means, with respect to a particular Person, any Person Controlling, Controlled by or Under Common Control with such Person. With respect to a natural person, such person’s Affiliate shall also include such person’s spouse, children, brothers, sisters, parents, grandparents, spouse’s parents, the trustee of any trust that treats such natural person or the persons as mentioned above as beneficiary or the object of such trust, or any entities that are Controlled by the foregoing persons.

“Agreement” has the meaning assigned such term in the introductory paragraph.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Pittsburgh, Pennsylvania or New York, New York are authorized or obligated to be closed by applicable laws.

“Buyer” has the meaning assigned such term in the Recitals.

“Common Stock” has the meaning assigned such term in the Recitals.

“Company” has the meaning assigned such term in the introductory paragraph.

“Control” (including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Counterparty” is defined in Section 5.1(l).

“Holders” means the Initial Holders and/or any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 10.1, in each case, for so long as such Person owns Registrable Securities; provided, however, that a Person shall cease to be a Holder when such Person owns less than 1% of the then outstanding shares of Common Stock and such Person may dispose of all Registrable Securities then owned by such Person, free of restrictions, without regard to Rule 144(b) (or any successor rule) under the Securities Act (i.e., such Person is not an affiliate of the Company, and has not been an affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144).

“Indemnified Party” is defined in Section 7.3.

“Indemnifying Party” is defined in Section 7.3.

“Initial Holders” has the meaning assigned such term in the introductory paragraph.

“Inspectors” is defined in Section 5.1(i).

“Legend Removal Documents” is defined in Section 5.3.

“Major Holders” means HNP Holdco L.P., a Delaware limited partnership, HNP Holdco II LLC, a Delaware limited liability company, and Olympus Energy Holdings LLC, a Delaware limited liability company, and their Affiliates and Permitted Transferees, respectively, in each case for so long as such Major Holder is a Holder hereunder.

“Majority Holders” means, as of the time of determination, the Holders that hold the majority of the Registrable Securities.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“Material Adverse Effect” is defined in Section 2.2.2.

“Opt-Out Notice” is defined in Section 5.2.

“Participating Holders” means the Requesting Holders and the Holders that request to participate in an Underwritten Shelf Takedown pursuant to Section 2.2.2.

“Party” and “Parties” has the meaning assigned such terms in the introductory paragraph.

“Permitted Transferee” means (a) any Affiliate of a Holder and (b) with respect to any Major Holder, any of the direct or indirect partners, shareholders, members or other holders of other equity interests of such Major Holder, provided that in each case, such transferee has delivered to the Company a duly executed Adoption Agreement.

“Person” means any natural person, firm, limited partnership, general partnership, joint stock company, joint venture, association, corporation, limited liability company, company, trust, bank trust company, land trust, business trust or other organization whether or not a legal entity, and any government or an agency or political subdivision thereof.

“Piggyback Offering” is defined in Section 3.1.

“Piggyback Offering Notice” is defined in Section 3.1.

“Purchase Agreement” has the meaning assigned such term in the Recitals.

“Records” is defined in Section 5.1(i).

“Registrable Securities” means the Shares and any other securities issued or issuable with respect to, in exchange for or in substitution for the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has become effective under the Securities Act and such Registrable Security has been disposed of pursuant to such registration statement, (b) it is sold or transferred pursuant to Rule 144 (or any successor rule) and the transferee thereof does not receive “restricted securities” as defined in Rule 144 or (c) it is held by a Person that is a transferee that has not taken valid assignment of the rights provided in this Agreement pursuant to Section 10.1 or who is otherwise not a Holder in accordance with the provisos to the definition of Holder provided for herein.

“Registration Expenses” is defined in Section 6.1.

“Requesting Holder(s)” means the Holder(s) who make an Underwritten Shelf Takedown Demand pursuant to Section 2.2.1.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the SEC pursuant to the Securities Act.

“SEC” means the Securities and Exchange Commission or any successor governmental agency.

“Securities Act” has the meaning assigned such term in the Recitals.

“Seller” means Olympus Energy LLC, a Delaware limited liability company, Hyperion Midstream LLC, a Delaware limited liability company and Bow & Arrow Land Company LLC, a Delaware limited liability company.

“Shares” has the meaning assigned such term in the Recitals.

“Shelf Effectiveness Period” means the period from the date of the filing of the Shelf Registration Statement until the date that all Registrable Securities registered thereunder cease to be Registrable Securities.

“Shelf Registration Statement” is defined in Section 2.1.

“Suspension Period” is defined in Section 4.1.

“Underwriter” means a securities dealer that purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

“Underwritten Offering” means an offering in which Common Stock is sold to an Underwriter on a firm commitment basis for reoffering to the public or an underwritten or other coordinated registered offering that is a “bought deal” with one or more investment banks, including any such offering not involving a “roadshow” commonly known as a “block trade”.

“Underwritten Shelf Takedown” is defined in Section 2.2.1.

“Underwritten Shelf Takedown Demand” is defined in Section 2.2.1.

“Underwritten Shelf Takedown Notice” is defined in Section 2.2.2.

SECTION 1.2         Aggregation of Registrable Securities. For avoidance of doubt, unless otherwise explicitly contemplated by this Agreement, all Registrable Securities held by Persons (including, for avoidance of doubt, the Major Holders) that are Affiliates of one another as of any applicable determination date shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Article 2
DEMAND RIGHTS

SECTION 2.1         Shelf Registration. Subject to Article 4, the Company shall as soon as reasonably practicable, but in any event within three Business Days after the date hereof, file with the SEC a registration statement on Form S-3 (or any successor form or other appropriate form under the Securities Act) or, if the Company is not then permitted to file a registration statement on Form S-3, a registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule thereto) (the “Shelf Registration Statement”), covering the public resale of all of the Registrable Securities (determined as of the date hereof) on a delayed or continuous basis, which shall contain a prospectus in such form as to permit the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is a well-known seasoned issuer (as defined in Rule 405) at the most recent applicable eligibility determination date).  The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another registration statement is available (which shall be considered the “Shelf Registration Statement” for purposes of this Agreement), for the resale of all the Registrable Securities by the Holders until the expiration of the Shelf Effectiveness Period. When the Shelf Registration Statement is effective, (a) such Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) in the case of any prospectus contained in the Shelf Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading. The Company may require, by written request, each Holder to promptly furnish in writing to the Company such information regarding the ownership or distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with the filing of the Shelf Registration Statement or any amendment or supplement thereto. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from the Shelf Registration Statement and any Underwritten Shelf Takedown the Registrable Securities of any Holder who does not comply with the provisions of the immediately preceding sentence.

SECTION 2.2         Request for Underwritten Shelf Takedown.

2.2.1          The Major Holders may make up to two written requests in any 12-month period (each, an “Underwritten Shelf Takedown Demand”) to distribute all or a portion of their Registrable Securities in an Underwritten Offering (an “Underwritten Shelf Takedown”); provided, however, that (a) the Company shall not be obligated to facilitate any Underwritten Shelf Takedown unless the Requesting Holder reasonably expects gross proceeds of at least $350 million from such Underwritten Shelf Takedown and (b) if the total number of Registrable Securities to be sold in any Underwritten Shelf Takedown by the Participating Holders is cut back (pursuant to Section 2.4) to less than 50% of the Registrable Securities requested by the Participating Holders to be included therein, then such Underwritten Shelf Takedown shall not be counted for purposes of the Major Holders’ right to two Underwritten Shelf Takedown Demands in any 12-month period.

2.2.2          Promptly, and in any event no later than five Business Days after receipt of an Underwritten Shelf Takedown Demand by the Company (or one Business Day if the Underwritten Shelf Takedown Demand is for a bought deal or overnight offering, which notice period may be waived by the Requesting Holder), the Company shall notify any Major Holder (other than the Requesting Holder) of such demand (the “Underwritten Shelf Takedown Notice”). Each such Major Holder that receives an Underwritten Shelf Takedown Notice shall have the opportunity to include in such Underwritten Shelf Takedown that number of Registrable Securities as such Major Holder may request in writing to the Company within three Business Days (or one Business Day if the Underwritten Shelf Takedown Demand is for a bought deal or overnight offering) after the date that the Underwritten Shelf Takedown Notice was delivered to such Major Holder by the Company. If no request for inclusion from a Major Holder is delivered to the Company within the applicable response period provided in this Section 2.2.2, such Major Holder shall have no further right to participate in such Underwritten Shelf Takedown Demand. Whether or not a Major Holder elects to participate in an Underwritten Shelf Takedown Demand, each Major Holder agrees that receipt of an Underwritten Shelf Takedown Notice (including the fact that such notice has been delivered) shall constitute confidential information, and such Major Holder agrees not to disclose any information related to such Underwritten Shelf Takedown Notice (including that such notice has been delivered) until such time as the Underwritten Offering contemplated by such Underwritten Shelf Takedown Notice has been publicly announced or abandoned (notice of which, in the latter case, shall be provided promptly to such Major Holder). Subject to Section 2.4, the Company shall include in the Underwritten Shelf Takedown all Registrable Securities sought to be included in such Underwritten Shelf Takedown as identified by Major Holders that have delivered appropriate notice thereof to the Company in accordance with this Section 2.2.2. Notwithstanding the foregoing, if the Underwritten Shelf Takedown Demand is for a bought deal or overnight offering and the investment bank or Managing Underwriter advises the Company and the Requesting Holder in writing that the giving of notice pursuant to the first sentence of this Section 2.2.2 would have a material adverse effect on the price or success of the offering (a “Material Adverse Effect”), no such notice shall be required (and the other Holders shall have no right to include their Registrable Securities in such Underwritten Shelf Takedown).

2.2.3          At any time prior to the execution of an underwriting agreement with respect to any Underwritten Shelf Takedown, any Participating Holder may withdraw its request for inclusion of its Registrable Securities therein. A withdrawn Underwritten Shelf Takedown Demand shall count as one of the permitted Underwritten Shelf Takedowns pursuant to Section 2.2.1 unless (a) the Requesting Holder (or other Holder) pays all Registration Expenses incurred in connection with such withdrawn offering, (b) during the offering process material adverse information regarding the Company is disclosed that was not known by the Requesting Holder at the time the Underwritten Shelf Takedown Demand was made or (c) the Company has not complied in all material respects with its obligations hereunder required to have been taken prior to such withdrawal; provided, that clauses (b) and (c) above shall not apply, and the withdrawn Underwritten Shelf Takedown Demand shall not count as one of the permitted Underwritten Shelf Takedowns pursuant to Section 2.2.1, if the Participating Holder withdraws its Underwritten Shelf Takedown Demand prior to the launch of such Underwritten Shelf Takedown.

SECTION 2.3         Selection of Underwriters. The Requesting Holder(s) shall be entitled to select the Managing Underwriter in connection with any Underwritten Shelf Takedown, subject to the consent of the Company, not to be unreasonably withheld. The Requesting Holder shall determine the pricing of the Registrable Securities offered pursuant to any Underwritten Shelf Takedown and the applicable underwriting discounts and commissions and determine the timing of any such Underwritten Shelf Takedown, subject to Section 4.1.

SECTION 2.4         Priority on Underwritten Shelf Takedown. If the Managing Underwriter advises the Company and the Requesting Holder that in its opinion the inclusion of all securities requested to be included (whether by the Company, any other Person, the Requesting Holder or the other Holders) in an Underwritten Shelf Takedown requested by a Major Holder pursuant to Section 2.2.1 may have a Material Adverse Effect, then all such securities to be included in such Underwritten Shelf Takedown shall be limited to the securities that the Managing Underwriter believes can be sold without a Material Adverse Effect and shall be allocated (a) first, pro rata among the Requesting Holder and the other Major Holders who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to Section 2.2.2 (based on the number of shares of Common Stock properly requested to be included in such offering), (b) second, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, to the Company and (c) third, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, to the Company’s shareholders who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to an agreement, other than this Agreement, with the Company that provides for registration rights in accordance with the terms of such registration rights agreement.

Article 3
PIGGYBACK RIGHTS

SECTION 3.1         Piggyback Offerings. If the Company or any holder of Common Stock proposes to sell any shares of Common Stock in an Underwritten Offering (a “Piggyback Offering”), then the Company shall promptly give written notice of such proposed offering (a “Piggyback Offering Notice”) to the Major Holders, which notice shall be given at least five Business Days (or if such offering is a bought deal or overnight offering, at least two Business Days) before the preliminary prospectus supplement or registration statement, as applicable, for such offering is filed. Such Piggyback Offering Notice shall (a) set forth the anticipated date of the Piggyback Offering and the number of shares of Common Stock that are proposed to be offered and (b) offer each Major Holder the opportunity to sell its Registrable Securities in the Piggyback Offering as each such Major Holder may request; provided, however, that in the event that the Company proposes to effectuate the Piggyback Offering (which, for the avoidance of doubt, may be for its own account or for the account of a holder of Common Stock) pursuant to an effective registration statement of the Company other than an Automatic Shelf Registration Statement, only Registrable Securities of Major Holders that are subject to an effective Shelf Registration Statement may be included in such Piggyback Offering and the Company shall not be required to give a Piggyback Offering Notice to any Major Holder that is not eligible to be included in such Piggyback Offering. Whether or not a Major Holder elects to participate in Piggyback Offering, each Major Holder agrees that such notice (including the fact that such a notice has been delivered) shall constitute confidential information, and such Major Holder agrees not to disclose any information relating to such notice (including that such notice has been delivered) until such time as the Underwritten Offering contemplated by such Piggyback Offering Notice has been publicly announced or abandoned (notice of which, in the latter case, shall be provided promptly to such Major Holder). Subject to Section 3.2, the Company shall include in each such Piggyback Offering all Registrable Securities requested to be included therein by written notice to the Company within three Business Days (or if the Piggyback Offering is a bought deal or overnight offering, one Business Day) after the Piggyback Offering Notice was given; provided, however, that the Company may at any time withdraw or cease proceeding with any Piggyback Offering whether or not any Major Holder has elected to include any Registrable Securities in such offering. If no request for inclusion from a Major Holder is delivered to the Company within the applicable response period provided in this Section 3.1, such Major Holder shall have no further right to participate in such Piggyback Offering. Each Major Holder shall be permitted to withdraw all or part of such Major Holder’s Registrable Securities from a Piggyback Offering at any time prior to the execution of an underwriting agreement with respect thereto. Notwithstanding the foregoing, if a Piggyback Offering is a bought deal or overnight offering and the investment bank or Managing Underwriter advises the Company in writing that the giving of a Piggyback Offering Notice would have a Material Adverse Effect, no such notice shall be required (and the Major Holders shall have no right to include their Registrable Securities in such Piggyback Offering).

SECTION 3.2         Priority in Piggyback Offerings. If the Managing Underwriter of a Piggyback Offering advises the Company that in its opinion the inclusion of all securities requested to be included in such offering (whether by the Company, any other Person or the Major Holders) may have a Material Adverse Effect, then all such securities to be included in such offering shall be limited to the securities that the Managing Underwriter believes can be sold without a Material Adverse Effect and shall be allocated as follows:

(a)          if such offering was initiated by the Company to sell or otherwise distribute securities for its own account, then (i) first to the Company, and (ii) second, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, pro rata among (A) the Major Holders who properly requested to include their securities in such offering pursuant to this Agreement and (B) holders of any other shares of Common Stock requested to be included by Persons having rights of registration on parity with the Major Holders with respect to such offering (based on the number of shares of Common Stock properly requested to be included in such offering); and

(b)          if such offering was initiated by a shareholder of the Company pursuant to an agreement, other than this Agreement, with the Company that provides for registration rights, then (i) first, among the Company’s shareholders who initiated such offering or properly requested to include their securities in such offering pursuant to such registration rights agreement in accordance with the terms of such registration rights agreement, (ii) second, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, pro rata among (A) the Major Holders who properly requested to include their securities in such offering pursuant to this Agreement and (B) holders of any other shares of Common Stock requested to be included by Persons having rights of registration on parity with the Major Holders with respect to such offering (based on the number of shares of Common Stock properly requested to be included in such offering), and (iii) third, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, to the Company.

Article 4
DEFERRALS AND SUSPENSIONS

SECTION 4.1         Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, the Company may (a) delay filing or effectiveness of the Shelf Registration Statement (or any amendment thereto), or effecting an Underwritten Shelf Takedown or (b) suspend the Holders’ use of any prospectus that is a part of the Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in the Shelf Registration Statement (provided that in no event shall such notice contain any material non-public information regarding the Company), in which event such Holder shall discontinue sales of Registrable Securities pursuant to the Shelf Registration Statement but may settle any then-contracted sales of Registrable Securities, in each case for a period of up to 90 days if the Board determines, in good faith, that (i) such delay or suspension is in the best interest of the Company and its shareholders generally due to a pending financing or other transaction involving the Company, including a proposed sale of shares of Common Stock by the Company for its own account, (ii) such registration or offering would render the Company unable to comply with applicable securities laws, or (iii) such registration or offering would require disclosure of material information that the Company would otherwise not have to disclose at such time (any such period, a “Suspension Period”); provided, however, that in no event shall the Company exercise its delay and suspension rights under this Section 4.1 more than twice in any 12 consecutive month period. For the purposes of calculating the number of days of one or more Suspension Periods under this Section 4.1, such number shall include any number of days during the applicable period during which the Holders were obligated to discontinue their disposition of Registrable Securities pursuant to Section 5.1(d).

Article 5
REGISTRATION PROCEDURES

SECTION 5.1         Registration Procedures. The Company will, at its expense:

(a)          prepare and file with the SEC the Shelf Registration Statement and such amendments and supplements to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective pursuant to Section 2.1 for the Shelf Effectiveness Period; provided that before filing the Shelf Registration Statement or any amendments or supplements thereto, the Company will furnish to the Holders and to one counsel selected by the Majority Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and provided, further, the Company shall not file the Shelf Registration Statement or any amendments or supplements thereto if the Majority Holders or their counsel reasonably object on a timely basis;

(b)          furnish to each Holder such number of copies of the Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included therein (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(c)          notify the Holders (i) of the filing of the Shelf Registration Statement, (ii) promptly after the Company receives notice thereof, of the time when such Shelf Registration Statement has been declared effective or an amendment or supplement to the Shelf Registration Statement or any prospectus forming a part of such Shelf Registration Statement has been filed (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein) and (iii) the receipt of any transmittal letters, written comments from or other correspondence with the SEC with respect to any filing referred to in clause (i);

(d)          notify the Holders promptly, and (if requested by any such Holder) confirm such notice in writing, of (i) any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related prospectus or for additional information, (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, or (iii) any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (and each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the preceding clause (iii), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until notified by the Company);

(e)          if any event contemplated by Section 5.1(d)(iii) shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)           use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest practicable moment;

(g)          in connection with any Underwritten Offering, use commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Holder or Managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder or Managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(h)          in connection with any Underwritten Shelf Takedown, enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions and to agree, and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree, to such “lock-up” arrangements for up to 30 days with the underwriters thereof to the extent reasonably requested by the Managing Underwriter, subject to exceptions for permitted sales by directors and executive officers during such period consistent with underwritten offerings previously conducted by the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities pursuant to such Underwritten Shelf Takedown, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance and participate in customary “road show” presentations upon reasonable notice, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(i)           in connection with any Underwritten Offering, make available for inspection by any Underwriter participating therein, and any attorney, accountant or other professional retained by any such Underwriter, (collectively, the “Inspectors”) all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) and cause the Company’s directors and employees to supply all information reasonably requested by any such Inspectors, in each case as shall be reasonably necessary to enable such Inspectors to exercise their due diligence responsibility in connection with such Underwritten Offering;

(j)           in connection with any Underwritten Shelf Takedown, use commercially reasonable efforts to furnish, or cause to be furnished, to the Underwriters upon request, addressed to them (A) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering, and (B) a comfort letter or comfort letters from the Company’s independent public accountants and reserve engineers in customary form and covering such matters of the type customarily covered by comfort letters as the Managing Underwriter reasonably requests;

(k)          upon request and subject to appropriate confidentiality obligations, furnish to a Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental authority having jurisdiction over the Holder’s offering of Registrable Securities, in each case relating to an offering by the Holder of Registrable Securities, unless confidential treatment of such correspondence has been requested of the SEC; provided that the Company may excise any information contained therein that would constitute material non-public information that is not specifically regarding the Holder or the Holder’s offering;

(l)           in connection with any transaction or series of anticipated transactions (i) effected pursuant to the Shelf Registration Statement, (ii) with reasonably anticipated gross proceeds in excess of $200 million or involving Registrable Securities having a fair market value in excess of $200 million and (iii) involving a broker, agent, counterparty, underwriter, bank or other financial institution (“Financial Counterparty”), to the extent reasonably requested by the Financial Counterparty in order to engage in the proposed transaction, the Company will use its commercially reasonable efforts to cooperate with the Holders to allow the Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company;

(m)         if requested by Major Holders in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such Registrable Securities without registration under the Securities Act, pledges pursuant to margin loans, hedges or other transactions or arrangements (including, without limitation, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined)), provide such Major Holders with customary and reasonable assistance to facilitate such transaction, including, without limitation such action as such Major Holders may reasonably request from time to time to enable such Major Holder to sell Registrable Securities without registration under the Securities Act;

(n)          if a Major Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, reasonably cooperate with and assist such Major Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Major Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company following receipt by the Company and such counsel of any certifications and other documentation reasonably requested by each of them, and the delivery of Registrable Securities without restrictive legends to the extent no longer applicable); and

(o)          cooperate with and assist any Major Holder to facilitate the transfer of such Major Holder’s Registrable Securities to a DTC custodial or brokerage account as reasonably requested by such Major Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of such Registrable Securities without restrictive legends), provided, that the Major Holder shall (i) deliver such documents and undertakings reasonably requested by the Company, its counsel or its transfer agent in connection with such request and (ii) agree not to sell such shares unless an effective registration statement is on file with the SEC or there is an applicable exemption from registration for such sale under the Securities Act or the rules promulgated thereunder.

SECTION 5.2         Opt Out. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive any Underwritten Shelf Takedown Notices, Piggyback Offering Notice, notice of the withdrawal of any Underwritten Shelf Takedown or Piggyback Offering or notice of any event that would lead to a Suspension Period as contemplated by Section 4.1; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. For the avoidance of doubt, if the Company has provided an Underwritten Shelf Takedown Notice or a Piggyback Offering Notice and thereafter a Holder revokes its Opt-Out Notice, such revocation shall not extend the applicable notice response periods pursuant to Section 2.2.2 or Section 3.1. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 2.2.2, Section 3.1 or Section 4.1, as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice and each time prior to a Holder’s intended use of an effective Shelf Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Period was previously delivered (or would have been delivered but for the provisions of this Section 5.2) and the Suspension Period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Period, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Period immediately upon its availability.

SECTION 5.3         Removal of Restrictive Legends. The restrictive legend on any Shares covered by this Agreement shall be removed if (a) such Shares are sold pursuant to an effective registration statement, (b) a registration statement covering the resale of such Shares is effective under the Securities Act and the applicable Holder delivers to the Company a representation and/or “will comply” letter, as applicable, certifying that, among other things, such Holder will only transfer such Shares pursuant to such effective registration statement and will, upon request following any lapse of effectiveness of such registration statement, cooperate with the Company to have any then-applicable restrictive legends reincluded on such Shares, (c) such Shares may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) under the Securities Act (i.e., such Holder is not an affiliate of the Company, and has not been an affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144) or (d) such Shares are being sold, assigned or otherwise transferred pursuant to Rule 144; provided, that with respect to clause (b), (c) or (d) above, the applicable Holder has provided all documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such Shares pursuant to this Section 5.3 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 5.3; provided, that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.

Article 6
REGISTRATION EXPENSES

SECTION 6.1         Registration Expenses. In connection with the Shelf Registration Statement, any Underwritten Shelf Takedown or any Piggyback Offering, the Company shall pay the following registration expenses (the “Registration Expenses”): (a) registration and filing fees (including with respect to filings to be made with the Financial Industry Regulatory Authority, Inc.); (b) fees and expenses incurred in connection with complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses; (d) road show expenses; (e) fees and disbursements of counsel, independent public accountants and reserve engineers for the Company; (f) fees of the Company’s transfer agent and registrar; and (g) all other expenses (other than expenses contemplated by the immediately succeeding sentence) incident to its performance of or compliance with its obligations under Article 2 and 3 of this Agreement. The Company shall not have any obligation hereunder to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or, except as provided by clause (b) in the immediately preceding sentence, any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of any Underwriter.

Article 7
INDEMNIFICATION; CONTRIBUTION

SECTION 7.1         Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each Person, if any, who Controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, agents, general and limited partners, and employees of each Holder and each such Controlling Person from and against any and all losses, claims, damages, liabilities (joint or several) and expenses (including reasonable costs of investigation and attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or included in any prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state, (a) in any such registration statement or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) in any such prospectus or any amendment or supplement thereto or in any preliminary prospectus, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in any such case insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or on such Holder’s behalf expressly for use therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who Controls such Underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 7.1.

SECTION 7.2         Indemnification by Holder. Each Holder agrees to indemnify and hold harmless each other Holder, the Company, each Person who Controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, agents, general and limited partners, and employees of each other Holder, the Company and each such Controlling Person to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information furnished in writing by such Holder or on such Holder’s behalf expressly for use in any registration statement or prospectus relating to such Holder’s Registrable Securities. The liability of any Holder under this Section 7.2 shall be limited to the aggregate proceeds (net of underwriting discounts and commissions) received by such Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

SECTION 7.3         Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 7.1 or 7.2 (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Section 7.1 or 7.2 (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, (b) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

SECTION 7.4         Contribution. If the indemnification provided for in Section 7.1 or 7.2 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company, on the one hand, and each Holder, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each Holder in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of each Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by any method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article 8
PARTICIPATION IN UNDERWRITTEN OFFERINGS

SECTION 8.1         Participation in Underwritten Offerings. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any customary underwriting arrangements approved by the Person entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided that any obligation of such Holder to indemnify any Person pursuant to any such underwriting agreements shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the proceeds (after deducting underwriting commissions and discounts but before deducting any other expenses) received by such Holder from the sale of his, her or its Registrable Securities pursuant to such Underwritten Offering.

Article 9
FACILITATION OF SALES PURSUANT TO RULE 144

SECTION 9.1         Facilitation of Sales Pursuant to Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall (a) make and keep public information available, as those terms are understood and defined in Rule 144, (b) for so long as a Holder owns any Registrable Securities, furnish to such Holder, to the extent accurate, forthwith upon request of such Holder, a written statement of the Company that it has complied with the reporting requirements of Rule 144 and (c) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Article 10
TRANSFERS OF REGISTRATION RIGHTS

SECTION 10.1       Transfers of Registration Rights. The provisions hereof will inure to the benefit of, and be binding upon, the successors and assigns of each of the Parties, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (a) by operation of law, (b) if such transferee is a Permitted Transferee or (c) if such transfer is not made in accordance with clauses (a) and (b), with the express prior written consent of the Company, provided, in each case, that any such transferee shall not be entitled to the rights provided in this Agreement unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company a duly executed Adoption Agreement. Notwithstanding anything to the contrary contained in this Section 10.1, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate. References to a Party in this Agreement shall be deemed to include any such transferee or assignee permitted by this Section 10.1.

Article 11
MISCELLANEOUS

SECTION 11.1       Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the Parties in connection therewith.

SECTION 11.2       Amendment; Termination. The provisions of this Agreement may only be amended by the written consent of the Company. The provisions of this Agreement shall terminate and be of no further force or effect as of and following the second anniversary of the date hereof.

SECTION 11.3       No Inconsistent Agreements. The Company shall not hereafter enter into, and is not currently a party to, any agreement (except any agreements, if any, publicly filed with the SEC via EDGAR and included as an exhibit to the Company’s most recent Annual Report on Form 10-K) with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. Without limiting the generality of the foregoing, from and after the date hereof, the Company shall not, without the prior written consent of the Majority Holders, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to (a) participate on a superior or pari passu basis (in terms of cutbacks on the advice of underwriters as contemplated by Section 2.4 hereof) with a Requesting Holder in a Shelf Underwritten Offering (or any Major Holder participating therein) or (b) require the Company to include securities in any registration statement filed by, or any underwritten offering undertaken by, the Company on a basis other than pari passu with, or expressly subordinate to, the priority rights of the Holders hereunder as specified in Section 3.2 hereof.

SECTION 11.4       Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given (a) if sent by first-class mail, three Business Days following the date on which the piece of mail containing such communication is posted, (b) when sent, if sent by e-mail, provided that such e-mail is sent by 5:00 p.m. (Pittsburgh, Pennsylvania time) on a Business Day (otherwise, the following Business Day), or (c) when delivered, if delivered by hand, via courier or by overnight delivery service to the intended recipient, provided that such delivery is delivered by 5:00 p.m. (Pittsburgh, Pennsylvania time) on a Business Day (otherwise, the following Business Day). A notice will be deemed given pursuant to the foregoing sentence only if properly addressed to a Party at the following address for such Party (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.4):

(a)            If to the Company, to:

EQT Corporation

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

Attention: General Counsel

Email: WiJordan@eqt.com

with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Ave., Suite 4700

Houston, TX 77002

Attention: Thomas Zentner

E-mail: tzentner@velaw.com

(b)            If to a Holder, to the address or email address of such Holder as they appear on such Holder’s signature page attached hereto or signature page to the Adoption Agreement.

SECTION 11.5       Binding Effect; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. Except as provided in Section 10.1, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any Holder without the prior written consent of the Company.

SECTION 11.6       Governing Law; Waiver of Jury Trial.

11.6.1        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

11.6.2        THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.

SECTION 11.7       Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

SECTION 11.8       Counterparts. This Agreement may be executed in one or more counterparts. Each Party agrees that this Agreement and the transactions contemplated hereby may be entered into electronically and that any electronic signature, whether digital or encrypted, used by any Party is intended to authenticate this Agreement and to have the same force and effect as a manual signature. For purposes of this Agreement, an electronic signature means any electronic symbol, designation or process attached to or logically associated with a record, contract, document or instrument and adopted by a Party with the intent to sign such record, contract, document or instrument.

SECTION 11.9       Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.

EQT CORPORATION

By:	/s/ William E. Jordan
Name:	William E. Jordan
Title:	Chief Legal and Policy Officer

INITIAL HOLDERS:

The Anderson Family Living Trust

By:	/s/ William D. Anderson
Name:	William D. Anderson, Trustee

Mailing address: [Personal information redacted]
Contact person: William D. Anderson
E-mail address: [Personal information redacted]

Christopher Doyle

By:	/s/ Christopher Doyle
Name:	Christopher Doyle

Mailing address: [Personal information redacted]
Contact person: Christopher Doyle
E-mail address: [Personal information redacted]

Edwards Family Legacy Trust

By:	/s/ Bonnie S. Edwards
Name:	Bonnie S. Edwards

Mailing address: [Personal information redacted]
Contact person: Bonnie S. Edwards
E-mail address: [Personal information redacted]

[Signature Page to Registration Rights Agreement]

Herman Edwards

By:	/s/ Herman Edwards
Name:	Herman Edwards

Mailing address: [Personal information redacted]
Contact person: Herman Edwards
E-mail address: [Personal information redacted]

HNP HOLDCO II LLC

BLACKSTONE CAPITAL PARTNERS VI Q L.P.
By:	Blackstone Management Associates VI L.L.C., its General Partner
By:	BMA VI L.L.C., its sole member

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI – ESC L.P.
By:	BCP VI Side-by-Side GP L.L.C., its General Partner

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

BEP II SBS HOLDINGS L.L.C.

By:	/s/ Craig Miller
Name:	Craig Miller
Title:	Authorized Signatory

BCP VI SBS HOLDINGS L.L.C.

By:	/s/ Craig Miller
Name:	Craig Miller
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

BTAS Q HOLDINGS L.L.C.
By:	BTAS Associates L.L.C., its Managing Member

By:	/s/ Anna Guerin
Name:	Anna Guerin
Title:	Managing Director and Chief Compliance Officer

BLACKSTONE ENERGY PARTNERS II Q L.P.
BLACKSTONE ENERGY PARTNERS II.F Q L.P.
By:	Blackstone Energy Management Associates II L.L.C., its General Partner
By:	Blackstone EMA II L.L.C., its sole member

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

BLACKSTONE ENERGY FAMILY INVESTMENT PARTNERSHIP II ESC L.P.
By:	BEP II Side-By-Side GP L.L.C., its General Partner

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

BLACKSTONE ENERGY FAMILY INVESTMENT PARTNERSHIP II SMD L.P.
By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ Christopher Striano
Name:	Christopher Striano
Title:	Senior Managing Director and Chief Operating Officer of Global Finance

Mailing address: [Personal information redacted]
Contact person: JD Garwood
E-mail address: [Personal information redacted]

[Signature Page to Registration Rights Agreement]

HNP HOLDCO L.P.

By:	HNP Holdco GP LLC, as General Partner
By:	Blackstone Management Associates VI L.L.C., as Sole Member
By:	BMA VI L.L.C., as Sole Member

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

Mailing address: [Personal information redacted]
Contact person: JD Garwood
E-mail address: [Personal information redacted]

Huntley & Huntley, Inc.

By:	/s/ Keith N. Mangini
Name:	Keith N. Mangini
Title:	President & CEO

Mailing address: [Personal information redacted]
Contact person: Stephen Kenney, CFO
E-mail address: [Personal information redacted]

Keith Mangini

By:	/s/ Keith Mangini
Name:	Keith Mangini

Mailing address: [Personal information redacted]
Contact person: Keith Mangini
E-mail address: [Personal information redacted]

Mangini Family Legacy Trust

By:	/s/ Suzanne E. Mangini
Name:	Suzanne E. Mangini, Trustee

Mailing address: [Personal information redacted]
Contact person: Suzanne E. Mangini
E-mail address: [Personal information redacted]

[Signature Page to Registration Rights Agreement]

Michael Hillebrand

By:	/s/ Michael Hillebrand
Name:	Michael Hillebrand

Mailing address: [Personal information redacted]
Contact person: Michael Hillebrand
E-mail address: [Personal information redacted]

Michael Wahl

By:	/s/ Michael Wahl
Name:	Michael Wahl

Mailing address: [Personal information redacted]
Contact person: Michael Wahl
E-mail address: [Personal information redacted]

Morrow Evans

By:	/s/ Morrow Evans
Name:	Morrow Evans

Mailing address: [Personal information redacted]
Contact person: Morrow Evans
E-mail address: [Personal information redacted]

Olympus Energy Holdings LLC

By:	/s/ Timothy C. Dugan
Name:	Timothy C. Dugan
Title:	CEO

Mailing address: [Personal information redacted]
Contact person: Timothy C. Dugan
E-mail address: [Personal information redacted]

[Signature Page to Registration Rights Agreement]

Paul Burke

By:	/s/ Paul Burke
Name:	Paul Burke

Mailing address: [Personal information redacted]
Contact person: Paul Burke
E-mail address: [Personal information redacted]

Seagull Capital LLC

By:	/s/ Randall E. King
Name:	Randall E. King
Title:	Managing Partner

Mailing address: [Personal information redacted]
Contact person: Randall E. King
E-mail address: [Personal information redacted]

Stephen Kenney

By:	/s/ Stephen Kenney
Name:	Stephen Kenney

Mailing address: [Personal information redacted]
Contact person: Stephen Kenney
E-mail address: [Personal information redacted]

Timothy Dugan

By:	/s/ Timothy Dugan
Name:	Timothy Dugan

Mailing address: [Personal information redacted]
Contact person: Timothy Dugan
E-mail address: [Personal information redacted]

[Signature Page to Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Registration Rights Agreement, dated as of July 1, 2025, among EQT Corporation, a Pennsylvania corporation (the “Company”), the Initial Holders and the other Holders party thereto (as amended from time to time, the “Registration Rights Agreement”). Terms used and not otherwise defined in this Adoption Agreement have the meanings set forth in the Registration Rights Agreement.

By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.          Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock subject to the terms and conditions of the Registration Rights Agreement.

2.          Agreement. Transferee (a) agrees that the shares of Common Stock acquired by Transferee shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (b) hereby adopts the Registration Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3.          Notice. All notices, requests, claims, demands, waivers and other communications under the Registration Rights Agreement shall be given to Transferee at the address listed below Transferee’s signature.

4.          Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and in the Registration Rights Agreement.

Signature:

Address:

Contact person:

Telephone number:

E-mail address: